UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     September 10, 2018

THE GEO GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	1-14260	65-0043078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

621 NW 53rd Street, Suite 700, Boca Raton, Florida		33487
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code    (561) 893-0101

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5    Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 10, 2018, the Nominating and Corporate Governance Committee and the Board of Directors of The GEO Group, Inc. (the “Company”) in a joint meeting expanded the size of the Board of Directors from seven to eight members (not including our Director Emeritus, Norman A. Carlson) and appointed Scott Michael Kernan to the Board of Directors of the Company. Mr. Kernan will serve as a director of the Company for a term expiring at the 2019 Annual Meeting of Shareholders, at which time his continued Board of Directors service will be subject to renomination and shareholder approval. Mr. Kernan was also appointed to the following committees of the Board of Directors: the Corporate Planning Committee and the Operations and Oversight Committee. The appointment of Mr. Kernan was not pursuant to any arrangement or understanding between him and any other person.

Mr. Kernan served as the Agency Secretary of the California Department of Corrections and Rehabilitation (“CDCR”) from January 2016 until August 2018. Prior to that time, Mr. Kernan was appointed the Undersecretary of Operations of CDCR beginning in September 2008 and served in that position until retiring in October 2011. In March of 2015, Mr. Kernan returned to the Undersecretary position from his retirement at the request of California Governor Jerry Brown and worked in that capacity until January 2016. From October 2011 until March 2015, Mr. Kernan owned his own independent consulting firm that specialized in corrections and criminal justice. From March 2007 to September 2008, Mr. Kernan served as the Chief Deputy Secretary of Adult Operations of CDCR. Prior to that time, Mr. Kernan served as the Deputy Director of the Division of Adult Institutions of CDCR from May 2006 to March 2007. From November 2004 to May 2006, Mr. Kernan served as the Warden of the California State Prison, Sacramento, a Level IV maximum-security institution. From October 2003 to November 2004, Mr. Kernan served as the Warden of the Mule Creek State Prison, a Level III/IV institution. From March 1983 to October 2003, Mr. Kernan held various correctional positions with CDCR. Mr. Kernan’s invaluable expertise with the California Department of Corrections and Rehabilitation will strengthen the Board’s collective knowledge, capabilities and experience.

Mr. Kernan will be compensated in accordance with the Company’s previously disclosed compensation programs for directors who are not employees of the Company as described in the Proxy Statement on Schedule 14A for the Company’s 2018 Annual Meeting of Shareholders.

Mr. Kernan’s wife, Kathryn Prizmich Kernan, works for the Company as a Vice President of Business Development and has been employed by the Company for eight (8) years. Ms. Kernan is not an executive officer of the Company. Ms. Kernan’s compensation in fiscal 2017 totaled $279,149. She is eligible to receive benefits that are provided to all of the Company’s employees generally. There are no other related party transactions between the Company and Mr. Kernan.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amended Bylaws

Effective September 10, 2018, the Nominating and Corporate Governance Committee and the Board of Directors of the Company adopted a resolution at their joint meeting to increase the number of directors which constitute the whole Board of Directors of the Company. The resolution increased the number of current directors from seven directors to eight directors. The effect of the resolution is an amendment to Article V, Section 1 of the Company’s Second Amended and Restated Bylaws.

The joint resolution of the Nominating and Corporate Governance Committee and the Board of Directors to amend the Company’s Second Amended and Restated Bylaws is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Section 9    Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Amendment to the Second Amended and Restated Bylaws of The GEO Group, Inc., effective September 10, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GEO GROUP, INC.

September 13, 2018	By:	/s/ Brian R. Evans
Date		Brian R. Evans Senior Vice President and Chief Financial Officer (Principal Financial Officer)